UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 8, 2008 (January 3, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2008, Credence Systems Corporation (the “Company”) entered into an Executive Employment Agreement with Kevin “Casey” Eichler (the “Agreement”), pursuant to which Mr. Eichler shall be employed by the Company in the positions of Senior Vice President, Chief Financial Officer and Secretary.  In accordance with such Agreement, on January 2, 2008, the Board of Directors (the “Board”) of the Company approved the appointment of Mr. Eichler to the positions of Senior Vice President, Chief Financial Officer and Secretary of the Company.

Mr. Eichler previously served as executive vice president of operations and chief financial officer of MarketTools, Inc.  Mr. Eichler has held senior and executive-level positions in Finance, Administration and Operations with several technology companies, including MIPS Technologies, Inc., Visigenic Software Inc., NeXT Inc., and Microsoft.  Mr. Eichler serves on the boards of directors of  SupportSoft, Inc., Magma Design Automation, Inc., and Ultra Clean Holdings, Inc. He holds a Bachelor of Science degree in Accounting from St. John’s University in Minnesota and is a member of the American Institute of Certified Public Accountants.

The terms of the Agreement include the following: (i) Mr. Eichler’s annual base salary will be $325,000; (ii) Mr. Eichler will be eligible to receive an annual target incentive bonus equal to 60% of his then-current annual salary compensation, which in fiscal year 2008 shall be no less than $81,250; (iii) contemporaneous with the commencement of Mr. Eichler’s employment with the Company, Mr. Eichler will be granted a option to purchase 400,000 shares of the Company’s Common Stock (the “Option Shares”) which option shall vest over a four (4) year period according to the following schedule, subject to Mr. Eichler’s continued service to the Company: (i) 12.5% of the Option Shares shall vest on the six (6) month anniversary of the date of the grant of the Option Shares, and (ii) the remaining 87.5% of the Option Shares shall vest in 14 equal and successive quarterly installments upon Mr. Eichler’s completion of each additional three (3) month period of service thereafter; (v) Mr. Eichler will be granted 50,000 shares of restricted stock, which shall vest over a four (4) year period according to the following schedule: 25% of the restricted stock will vest on the first anniversary of the date of grant, and an additional 25% of the restricted shares will vest on each anniversary thereafter for the next three (3) years; (v) subject to the approval by the Board, Mr. Eichler may also be eligible to receive 150,000 options, restricted shares or restricted stock units, the award of which shall be contingent on the Company’s successful achievement of defined performance objectives; (vi) upon termination other than for cause, death or disability, other than following a change in control, Mr. Eichler will be eligible to certain payments, including  his base salary plus target bonus, the acceleration of any outstanding and unvested stock that would have vested at the end of a 12-month period following the date of termination and the continuation of benefits for a period of up to 12 months; and (vii) upon termination following a change in control, Mr. Eichler will be entitled to an amount equal to his then-current base salary plus target bonus, accelerated vesting as to all outstanding and unvested stock options and the continuation of benefits for a period of up to 12 months.

The Agreement discussed above is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

The press release issued on January 8, 2008 by the Company announcing Mr. Eichler’s appointment to the position of Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit
Number	Description
10.1	Executive Employment Agreement, entered into on January 3, 2008, by and between the Company and Kevin “Casey” Eichler
99.1	Press Release dated January 8, 2008, announcing the appointment of Kevin “Casey” Eichler as the Senior Vice President, Chief Financial Officer and Secretary of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Bryon W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: January 8, 2008

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Executive Employment Agreement, entered into on January 3, 2008, by and between the Company and Kevin “Casey” Eichler
99.1	Press Release dated January 8, 2008, announcing the appointment of Kevin “Casey” Eichler as the Senior Vice President, Chief Financial Officer and Secretary of the Company